Exhibit 32.1

CEO AND CFO CERTIFICATION OF PERIODIC REPORT

We, Lee Schram, Chief Executive Officer of Deluxe Corporation (the “Company”), and Terry D. Peterson, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2013	/s/ Lee Schram
Lee Schram
Chief Executive Officer

/s/ Terry D. Peterson
Terry D. Peterson
Chief Financial Officer